UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 4, 2008, Gary Tollefson, M.D., Ph.D. resigned from the offices of Director, President and Chief Executive Officer of Orexigen Therapeutics, Inc. (the “Company”), effective immediately. Dr. Tollefson will remain an employee of the Company until December 10, 2008. The Company’s Board of Directors has retained an executive search firm to assist it in recruiting for the position of Chief Executive Officer. Dr. Tollefson’s resignation from the Company’s Board of Directors did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices. Dr. Tollefson served as a Class I director whose term would otherwise have expired at the Company’s 2011 annual meeting of stockholders. In addition, Anthony A. McKinney, the Company’s Chief Business Officer, will be leaving the Company effective as of December 5, 2008 to pursue other opportunities.

(e) In connection with Dr. Tollefson’s resignation, Dr. Tollefson and the Company entered into a Resignation Agreement on December 4, 2008 (the “Resignation Agreement”). Under the terms of the Resignation Agreement, Dr. Tollefson will continue to receive his base salary through December 10, 2008, and he will be paid for his accrued and unused vacation as of such date. Dr. Tollefson will also receive a lump sum severance payment of $212,500 on June 10, 2009 and three installments of $35,417 each, payable on July 10, 2009, August 10, 2009 and September 10, 2009. Dr. Tollefson will also receive a lump sum payment of $255,000 in lieu of his 2008 bonus and reimbursement for reasonable and customary relocation expenses in an amount not to exceed $325,000. In addition, that portion of Dr. Tollefson’s stock options which would have vested if Dr. Tollefson had remained employed through December 10, 2009, will immediately vest on that date. Subject to such accelerated vesting, Dr. Tollefson’s options will cease vesting, and Dr. Tollefson will have until December 31, 2010 to exercise such options. In the event of a change in control of the Company on or before December 31, 2010, all of Dr. Tollefson’s outstanding options that were unvested as of December 10, 2008 (after giving effect to the accelerated vesting) will vest and become exercisable. In the event that no such change in control occurs on or before December 31, 2010, all of the unvested stock options held by Dr. Tollefson will terminate on such date.

The foregoing description of the Resignation Agreement contained in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the Resignation Agreement, a copy of which is attached hereto as Exhibit 10.1.

The Company issued a press release on December 4, 2008 announcing Dr. Tollefson’s and Mr. McKinney’s resignations, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Resignation Agreement dated December 4, 2008 by and between the Registrant and Gary D. Tollefson, M.D., Ph.D.

99.1	Press Release, dated December 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: December 5, 2008	By:	/s/ Graham K. Cooper
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Resignation Agreement dated December 4, 2008 by and between the Registrant and Gary D. Tollefson, M.D., Ph.D.

99.1	Press Release, dated December 4, 2008